UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 6, 2010

DRIL-QUIP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13439	74-2162088
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13550 Hempstead Highway Houston, Texas	77040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 939-7711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

This Form 8-K/A amends our Form 8-K filed on December 8, 2010, as amended by our Form 8-K/A filed on December 21, 2010.

In connection with Larry E. Reimert’s previously disclosed stepping down as Co-Chief Executive Officer of Dril-Quip, Inc. (the “Company”), Mr. Reimert has agreed to assist with the transition of his duties and responsibilities and to provide other advisory and consulting services as requested by the Company through December 31, 2011 pursuant to a Consulting Agreement (the “Consulting Agreement”) with the Company entered into on January 20, 2011. During the term of the Consulting Agreement, the Company will pay Mr. Reimert an hourly consulting fee of $290.00. In consideration of the benefits conferred by the Consulting Agreement, Mr. Reimert agreed to provisions regarding confidentiality and the assignment of intellectual property rights.

The foregoing description of the Consulting Agreement is a summary of the terms of such document and does not purport to be complete. Such description is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Consulting Agreement by and between Dril-Quip, Inc. and Larry E. Reimert, dated January 20, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRIL-QUIP, INC.

By:	/s/ Jerry M. Brooks
Jerry M. Brooks
Vice President—Finance, Chief Financial Officer and Secretary

Date: January 24, 2011

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consulting Agreement by and between Dril-Quip, Inc. and Larry E. Reimert, dated January 20, 2011.

4